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                                                           Exhibit (h) (28) (c)

                              Amendment No. 4 to
                       Administrative Services Agreement
                       Franklin Templeton Services, LLC
                   The United States Life Insurance Company
                            in the City of New York

   THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the "Fund Administrator") and The United States Life Insurance Company in the City of New York (the "Company").

   WHEREAS, The Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of November 1, 2001, as may be amended from time to time (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on the Schedule B of the Agreement;

   WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of updating schedules and adding certain new variable life or variable annuity insurance contracts covered by the Agreement.

   NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1. Section 6 of the Agreement is hereby amended and restated in its entirety as set forth below:

   "6. Notice. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth in Schedule C of this Agreement or at such other address as such party may from time to time specify in writing to the other party. The quarterly statements called for in Paragraph 3 above should be sent to the Fund Administrator at the address specified in Paragraph 3."

2. Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the Schedules A and B attached hereto.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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This Amendment is executed as of December 12, 2011.

                                          FRANKLIN TEMPLETON SERVICES, LLC

                                          By:     /s/ Thomas M. Regner
                                                  -----------------------------
                                          Name:   Thomas M. Regner
                                          Title:  Vice President

                                          THE UNITED STATES LIFE INSURANCE
                                          COMPANY IN THE ClTY OF NEW YORK

                                          By:     /s/ Rodney E. Rishel
                                                  -----------------------------
                                          Name:   Rodney E. Rishel
                                          Title:  Senior Vice President

[Corporate Seal]

                                         Attest:  /s/ Lauren W. Jones
                                                  -----------------------------
                                         Name:    Lauren W. Jones
                                         Title:   Assistant Secretary

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                                  Schedule A

                            Administrative Services

Maintenance of Books and Records

..   Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.

..   Maintain general ledgers regarding the Accounts' holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.

Communication with the Funds

..   Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefore, to the Funds.

..   Coordinate with the Funds' agents respecting daily valuation of the Funds'
    shares and the Accounts' units.

..   Purchase Orders

   .   Determine net amount available for investment in the Funds.

   .   Deposit receipts at the Funds' custodians (generally by wire transfer).

   . Notify the custodians of the estimated amount required to pay dividends or distributions.

..   Redemption Orders

   .   Determine net amount required for redemptions by the Funds.

   .   Notify the custodian and Funds of cash required to meet payments.

..   Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund's then current prospectus.

..   Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a fund's shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.

Processing Distributions from the Funds

..   Process ordinary dividends and capital gains.

..   Reinvest the Fund's distributions.

                                      3

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Reports

..   Periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses or private offering memorandum, statements of additional information, reports, solicitations for instructions, disclosure statements, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds, if necessary.

..   Periodic information reporting about the Funds to contract owners, including necessary delivery of the Funds' prospectus and annual and semi-annual reports.

Fund-related Contract Owner Services

..   Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.

..   Provide general information with respect to Fund inquiries (not including information about performance or related to sales).

..   Provide information regarding performance of the Funds.

..   Oversee and assist the solicitation, counting and voting of contract owner pass-through voting interests in the Funds pursuant to Fund proxy statements.

Other Administrative Support

..   Provide other administrative and legal compliance support for the Funds as mutually agreed upon by the Company and the Funds or the Fund Administrator.

..   Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

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                                  Schedule B

                        Administrative Expense Payment

   The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                                                                   Beginning of
                      Product Name/                                 Period for
                        Securities                           Fee   Computation
#       Company          Act No.       Funds of the Trust    Rate     of Fee
-   ----------------  --------------  ---------------------  ----  ------------
1.  The United        Platinum        Class 2 shares:        0.15%   11/01/01
    States Life       Investor VUL    Franklin U.S.
    Insurance         333-79471       Government Fund
    Company in the                    Mutual Shares
    City of New York                  Securities Fund
                                      Templeton Foreign
                                      Securities Fund

2.  The United        Platinum        Class 2 shares:        0.15%   11/01/01
    States Life       Investor        Franklin U.S.
    Insurance         Survivor VUL    Government Fund
    Company in the    333-57062       Mutual Shares
    City of New York                  Securities Fund
                                      Templeton Foreign
                                      Securities Fund

3.  The United        Platinum        Class 2 shares:        0.15%   09/05/03
    States Life       Investor        Franklin Small Cap
    Insurance         Immediate VA    Value Securities Fund
    Company in the    333-109499      Franklin U.S.
    City of New York                  Government Fund
                                      Mutual Shares
                                      Securities Fund
                                      Templeton Foreign
                                      Securities Fund

4.  The United        Platinum        Class 2 shares:        0.15%   09/05/03
    States Life       Investor        Franklin Small Cap
    Insurance         PLUS            Value Securities Fund
    Company in the    333-105246      Franklin U.S.
    City of New York                  Government Fund
                                      Mutual Shares
                                      Securities Fund
                                      Templeton Foreign
                                      Securities Fund

5.  The United        Platinum        Class 2 shares:        0.15%   05/01/07
    States Life       Investor VIP    Franklin Small Cap
    Insurance         VUL 333-137941  Value Securities Fund
    Company in the                    Franklin U.S.
    City of New York                  Government Fund
                                      Mutual Shares
                                      Securities Fund
                                      Templeton Foreign
                                      Securities Fund

6.  The United        Protection      Class 2 shares:        0.15%   09/15/08
    States Life       Advantage       Franklin Small Cap
    Insurance         Select          Value Securities Fund
    Company in the    333-149403      Mutual Shares
    City of New York                  Securities Fund

7.  The United        Income          Class 2 shares:        0.15%   09/15/08
    States Life       Advantage       Franklin Small Cap
    Insurance         Select          Value Securities Fund
    Company in the    333-151575      Mutual Shares
    City of New York                  Securities Fund

                                      5

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                                                                   Beginning of
                      Product Name/                                 Period for
                        Securities                           Fee   Computation
#       Company          Act No.       Funds of the Trust    Rate     of Fee
-   ----------------  --------------  ---------------------  ----  ------------
8.  The United        Executive       Class 2 shares:        0.15%   11/01/11
    States Life       Advantage       Templeton Developing
    Insurance         333-48457       Markets Securities
    Company in the                    Fund
    City of New York                  Templeton Foreign
                                      Securities Fund
                                      Templeton Growth
                                      Securities Fund

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                                  Schedule C

                             Addresses for Notices

   If to the Company:             The United States Life Insurance Company
                                  In the City of New York
                                  2919 Allen Parkway
                                  Houston, Texas 77019
                                  Attention: General Counsel

   If to the Fund Administrator:  Franklin Templeton Services, LLC
                                  One Franklin Parkway, Bldg. 920, 2nd Floor
                                  San Mateo, California 94403
                                  Attention: Karen Skidmore

   With a copy to:                Franklin Templeton Investments
                                  One Franklin Parkway, Bldg. 920, 2nd Floor
                                  San Mateo, California 94403
                                  Attention: General Counsel

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